Exhibit 99.2

Transaction Frequently Asked Questions

(“Transaction FAQ”)

This document includes general FAQs on the agreement as well as FAQs specific for Horizon Therapeutics plc employees.

Agreement FAQs

1.	What was announced?

Horizon entered into an agreement to be acquired for approximately $28 billion by Amgen, a leading biotechnology company located in Thousand Oaks, California. Amgen offers more than 25 medicines around the world and across a number of therapeutic areas, with particular expertise in treating inflammatory diseases. Amgen invests more than $4 billion a year in R&D and last year generated $26 billion in net sales.

2.	Rationale for transaction

We believe this transaction will create significant benefits for all stakeholders – patients, employees, customers and shareholders – and that Amgen has the broadened global scale to further maximize the growth potential of Horizon’s marketed medicines. In addition, we believe the combined companies’ long-term R&D discovery and development efforts can be enhanced by leveraging Amgen’s R&D capabilities to rapidly advance the pipeline to find more therapies for patients who are underserved.

Since Horizon’s inception in 2008 and becoming a publicly traded company more than 11 years ago, we have accomplished a tremendous amount for patients, our employees, our customers and our shareholders.

For shareholders, the transaction at a per share price of $116.50 provides substantial and compelling value. The acquisition is expected to close in the first half of 2023, subject to regulatory and shareholder approvals and other customary closing conditions. Prior to closing, Horizon and Amgen will continue to operate as separate, independent companies.

We have generated significant momentum across our commercial portfolio and our pipeline, and this acquisition is an affirmation of the significant value that Horizon has created.

3.	Did Horizon put the company up for sale?

No. As is noted in the 2.7 announcement issued on December 12, 2022, Horizon received an unsolicited proposal from Sanofi.

Sanofi made two additional subsequent proposals at higher prices before Horizon’s board of directors determined that Horizon would engage in discussions. At that time, Horizon’s board of directors also determined that the best way to maximize value in this situation was to attract other companies to also provide a proposal. That process took place over the subsequent weeks and Horizon’s board of directors eventually determined that Amgen provided the superior proposal.

Employee FAQs

Not all of the information in this FAQ applies to employees outside of the United States. If you are an employee located outside of the United States, additional information specific to your location will be communicated separately.

The following Employee FAQ document is separated into the following sections:

•	High Level Overview About the Transaction
•	Integration and Impact
•	Communication
•	Employee Benefits

High Level Overview About the Transaction

4.	Why is Horizon being acquired? Why can’t we remain independent? How will this transaction benefit our business?

Since Horizon’s inception in 2008 and becoming a publicly traded company more than 11 years ago, we have accomplished a tremendous amount for patients, our employees, our customers and our shareholders. This acquisition is evidence of the amazing value that Horizon and each of you have created. Your commitment to what we have built so successfully is why we were approached for the transaction and why we are here today. Amgen attributes significant value to Horizon’s management and employees, whose ongoing contribution will be key to growing the value of the enlarged business of Amgen in the longer term.

For Amgen, we believe this represents a step forward in diversifying their commercial portfolio and expanding their pipeline to reinforce continued long-term growth. We believe Amgen has the broadened global scale to further maximize the growth potential of Horizon’s marketed medicines. In addition, we believe the combined companies’ long-term R&D discovery and development efforts can be enhanced by leveraging Amgen’s R&D capabilities to rapidly advance the pipeline to find more therapies for patients who are underserved.

Similar to Horizon, we believe Amgen is deeply committed to patients and patient communities and will be a good steward of the commercial portfolio, pipeline and most importantly, the relationships with the patient communities that we are building.

Together, we have built one of the fastest growing and most respected companies in the industry from the ground up. Take pride in knowing that the medicines that you help develop, manufacture and commercialize will continue to help the patients you serve for many years to come.

5.	What are the next steps?

We expect the transaction to close in the first half of 2023 subject to regulatory and shareholder approvals and other customary closing conditions. Prior to closing, Horizon and Amgen will continue to operate as separate, independent companies.

You should continue to focus on your role and responsibilities in the near term – we all need to stay focused on driving the business for the benefit of patients and the communities we serve. Continuity will be key – we want to minimize disruptions.

Some individuals will be involved in integration planning processes, and we will provide additional instructions about that process going forward. For all others, it should be business as usual.

We believe Amgen is committed to remaining transparent and will share more about the post-closing plan as we progress towards closing.

6.	How does being an Irish company affect our ability to share information with our employees?

Horizon is an Irish public company and is therefore subject to the Irish Takeover Rules. These rules govern transactions such as acquisitions and started to apply to Horizon when Horizon was first approached about a potential transaction and will continue until the transaction closes. These rules limit our ability to share information with employees beyond what is already in our public announcements and public filings.

While we may not have all the answers immediately, we are committed to being as transparent and timely as possible in our communications throughout this process.

To access our public filings related to this transaction, please visit the Horizon Investor Relations deal website.

7.	What resources and communications are available to me through the period until close?

There is a page on the Pulse that will be dedicated to the transaction and it will be updated regularly.

Integration and Impact

8.	Who will be providing more information and when can we expect it? What should I expect for the integration?

As we move ahead, we will assemble an integration planning team comprised of leaders of both Horizon and Amgen. We just announced the transaction, so we will begin planning for the integration process soon and will communicate more information as we have it.

Remember, until the transaction is completed, no actual integration can occur as we must continue to operate as two separate, independent companies.

Please also remember your confidentiality obligations to Horizon remain in place.

9.	Will Horizon be a separate business unit or division of Amgen following the closing?

At this time, it is too early in the process to provide any further details. Until the transaction closes, Horizon and Amgen will continue to operate as separate, independent companies.

While we may not have all the answers immediately, we are committed to being as transparent and timely as possible in our communications throughout this process.

10.	Will Horizon maintain its name and brand following the closing?

At this time, it is too early in the process to provide any further details. Until the transaction is completed, Horizon and Amgen will continue to operate as separate, independent companies.

While we may not have all the answers immediately, we are committed to being as transparent and timely as possible in our communications throughout this process.

11.	Will my reporting structure change prior to the closing?

Employees will continue to report to their respective managers, and we will continue to operate as an independent company until close.

If there are changes to reporting structures prior to closing, it will be solely determined by Horizon as part of normal business operations and not related to the transaction. The post-closing organizational and reporting structure will be reviewed as part of the integration planning process and will ultimately be determined by Amgen following the closing. We will provide further updates as additional information becomes available.

12.	Will current roles and responsibilities change?

For now, and until closing, we will continue to operate as an independent company. If there are changes to reporting structures prior to closing, it will be solely determined by Horizon as part of our normal business operations and not related to the transaction.

It is important to stay focused on your day-to-day work, which got us all to this point today. Continuity will be key – we want to minimize disruptions.

We believe Amgen is committed to remaining transparent and will share more about the post-closing plan as we progress towards closing.

13.	Is there any work that should stop?

Horizon and Amgen will operate as separate, independent companies until closing of the transaction. Unless you have been specifically informed by your business leader of any changes, you should continue to focus on your day-to-day work. If there are changes prior to closing, it will be solely determined by Horizon as part of normal business operations in accordance with our 2023 financial plan, which is being finalized in the ordinary course of business, and not related to the transaction.

14.	What happens to Tim Walbert?

He will remain in his role as Chairman, President and CEO and continue as such until the transaction closes. At closing, Tim Walbert will step down from his role as Chairman, President and CEO and Robert A. Bradway who is currently the Chairman, CEO and President of Amgen, will continue in that capacity.

15.	How should I handle previously scheduled travel, business meetings, etc.?

Until the transaction closes, you should continue to perform your job as you normally would, which includes keeping meetings and traveling as scheduled, unless you are instructed to do otherwise.

16.	Will we continue to recruit for open positions? What should I tell candidates?

We remain focused on executing on our business priorities and recognize the need to support our corporate objectives, which includes hiring in line with our plan to support these objectives.

During this time, hiring managers together with their HR business partners and EC leaders will evaluate open positions based on our financial plan. Until the transaction closes, we will continue recruiting for certain open positions. If you are actively involved in recruiting for an open position and have questions, please contact your HR business partner.

If there are changes to our hiring plan, it will be solely determined by Horizon as part of normal business operations in accordance with our 2023 financial plan, which is being finalized in the ordinary course of business, and not related to the transaction.

17.	What about promotions or job transfers?

Horizon will continue to promote certain employees consistent with past practice. For now, and until closing, we will continue to operate as an independent company.

18.	What happens to employment offers that have been extended by Horizon to individuals who have not yet started?

Horizon remains focused on executing on its business priorities and recognizes the need to support its corporate objectives, which includes hiring in line with Horizon’s plan to support these objectives. Outstanding offers of employment remain in place with our new colleagues expected to start as planned.

19.	Where will we be headquartered?

Until the closing, Horizon’s global headquarters will remain in Dublin, Ireland and our U.S. headquarters will remain in Deerfield, Illinois. Amgen’s headquarters are located in Thousand Oaks, California.

20.	Are we going to be asked to relocate?

At this time, it is too early in the process to provide any further details. While we may not have all the answers immediately, we are committed to being as transparent and timely as possible in our communications throughout this process.

21.	What’s going to happen to our jobs?

For now, and until closing, we will continue to operate as an independent company, and the post-closing organizational structure will be defined as part of the integration planning process. Amgen attributes significant value to Horizon’s management and employees, whose ongoing contribution will be key to growing the value of the enlarged business of Amgen in the longer term.

We believe Amgen is committed to a thoughtful assessment of the business and plans to develop an organizational structure that will draw on the best from both companies. The post-closing organizational structure will be reviewed as part of the integration planning process.

We will provide further updates as additional information becomes available.

22.	Will there be layoffs? When would we know?

There are no layoffs between now and closing.

We are committed to transparency and will share more information as quickly as we can. Amgen is committed to a thoughtful assessment of the business and plans to develop an organizational structure that will draw on the best from both companies. The post-closing organizational structure will be reviewed as part of the integration planning process.

23.	Will there be office or site closures?

For now, and until closing, we are going to operate as an independent company. If there are changes in our sites or facilities prior to closing, it will be solely determined by Horizon as part of normal business operations in accordance with our 2023 financial plan, which is being finalized in the ordinary course of business, and not related to the transaction.

The post-closing facility planning will be reviewed as part of the integration planning process. We will provide further updates as additional information becomes available.

24.	Why should I stay at Amgen?

In addition to the strategic business rationale outlined in the announcement, Amgen and Horizon are a strong cultural fit. Both companies are mission-driven and patient focused with highly engaged workforces, as evidenced in part by their respective numerous “best place to work” awards in recent years.

Similar to Horizon, we believe Amgen is deeply committed to patients and patient communities and will be a good steward of the commercial portfolio, pipeline and most importantly, the relationships with the patient communities that we are building. We also believe that, like Horizon, Amgen is committed to the professional and career development of their employees, and will offer new growth opportunities for our own talented staff.

Communication

25.	Can I talk to my customers/patient advocacy groups/partners? Do they know? What should I tell external stakeholders (e.g., consultants)?

We are communicating news of this agreement to stakeholders today and in the weeks ahead to ensure they understand the rationale for the transaction and to answer any questions they have.

In addition, please feel free to provide publicly released information to your customers to the extent relevant to your interactions with them, but be clear that the transaction has not closed and for now Horizon remains a separate, independent company. Please don’t speculate or communicate anything beyond that information.

Until the transaction is completed, we will operate as two separate, independent companies. This includes continuing to manage these existing relationships as part of our ordinary course of business.

26.	Can I talk to my counterpart at Amgen?

Not currently. Until the transaction is completed, Horizon and Amgen will continue to operate as separate, independent companies.

Prior to closing, you should not interact with employees at Amgen about business matters unless you are directed to do so by a member of Horizon’s integration planning team or it is otherwise cleared by legal. If there is a need to have discussions with your counterpart at Amgen, that will be communicated to you as part of the integration process.

Please remember your confidentiality obligations to Horizon remain in place.

27.	What can I say to my family and friends?

Publicly available information can be shared. The announcement is available on the Horizon Investor Relations website.

28.	What if I am approached by the media or investors?

If you’re contacted by the media/investors or have a social media policy question, please follow our communications guidelines by reaching out to Investor Relations and Corporate Communications.

Employee Benefits

The terms of your benefits are in all cases governed by the applicable plan document.

29.	What happens to any Horizon shares I hold?

At closing, you will receive $116.50 per each share of Horizon you hold. This includes shares that you hold resulting from restricted stock units that have previously vested and converted to shares, options that have previously been exercised, shares purchased through the Employee Share Purchase Plan (“ESPP”) and any shares purchased on the open market.

30.	Can I sell my shares that I hold prior to the transaction closing?

The transaction does not limit your ability to sell your Horizon shares. However, all employees remain subject to the Insider Trading Policy and certain employees also remain subject to the Window Period Policy, which in each case may restrict your ability to sell shares. For Covered Insiders subject to the Window Period Policy, the window period remains open until the market closes on December 16, 2022.

31.	What happens to my stock options and RSUs?

Stock Options: Incentive Stock Options (“ISOs”) and Non-Qualified Stock Options (“NQSOs”)

Stock options (Horizon options) including ISOs and NQSOs, that are outstanding at closing, will be cancelled in exchange for a cash payment equal to the number of shares subject to your Horizon option, multiplied by the excess of $116.50 over your Horizon option exercise price, less applicable tax withholdings.

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For example, assume you have a Horizon option to purchase a share of Horizon stock with an exercise price per share of $50. You will receive $66.50 in cash (which represents the difference between $116.50 and $50), less applicable tax withholdings. If you previously exercised a Horizon option and currently hold Horizon shares, you will receive a cash payment of $116.50 per share. You may also refer to the applicable Horizon equity plan prospectus, which can be found [here], for a description of applicable tax consequences.

Restricted Stock Units (“RSUs”)

Your shares from previously vested RSUs will be treated the same as all other outstanding shares and converted to cash as described in Question 29.

All unvested Horizon RSUs held by employees at closing will be converted into RSUs for Amgen shares (Amgen RSUs). Your Amgen RSUs will continue to be governed by the same terms as your Horizon RSUs, including the vesting schedule.

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For example, assume the value of a share of Amgen stock is $300 and that you have Horizon RSUs representing 100 shares of Horizon stock. You will receive Amgen RSUs representing 38 shares of Amgen stock (equal to 100 shares, multiplied by $116.50 divided by $300). The vesting schedule of the Amgen RSUs will be the same as the vesting schedule that applied to your Horizon RSUs.

32.	Can I exercise my vested Horizon options before closing? Who should I contact with my stock questions?

Yes, you may exercise your vested Horizon options prior to closing. If you choose to exercise your options prior to closing, the shares received upon exercise will then be treated the same as a share of Horizon stock in the transaction. If you choose not to exercise your options prior to close, your options will be treated as described in Question 31.

As a reminder, if you are a Covered Insider under the Window Period Policy, our ordinary open window period closes on December 16, 2022. You may want to speak to your own financial/tax advisors if you are considering exercising your Horizon options during this window. You may also refer to the Horizon equity plan prospectus, which can be found [here], for a description of the tax consequences applicable to stock options including non-qualified stock options and incentive stock options.

It is possible there will be a restriction on option exercises as the closing of the transaction approaches. Any future restrictions will be communicated to you.

33.	What if I am currently enrolled in the Employee Share Purchase Plan (“ESPP”)?

In connection with the closing, Horizon’s ESPP will terminate. Any shares that are purchased on the final purchase date will be treated like any other share of Horizon stock in the transaction and will be converted into cash at $116.50 per share.

Other than the on-going offering period under the ESPP, no new ESPP offering will be authorized or commenced. There will be a final purchase date under the ESPP. If closing occurs prior to June 2, 2023, the final purchase date under the ESPP will be shortly before closing.

If closing occurs on or after June 2, 2023, then the final purchase date under the ESPP will be the regularly scheduled June 1, 2023, purchase date.

34.	Can I sign up to participate in the ESPP between now and closing?

If you are not currently enrolled in the ESPP, you may not sign up to participate. If you are currently enrolled, you may not increase your payroll deduction. Other than the on-going offering period under the ESPP, no new ESPP offering will be authorized or commenced.

35.	Given the transaction is expected to close in the first half of 2023, will Horizon pay annual corporate and field-based bonuses and commissions for 2022?

Yes, consistent with past practice, 2022 bonuses will be paid out to the extent earned in March 2023 as normal. Remaining 2022 field-based bonuses and commissions will be paid out to the extent earned consistent with the terms of their plans.

36.	Will I still be eligible to qualify for the President’s Club in 2023?

Horizon will establish criteria for qualifying for the President’s Club for the 2023 fiscal year consistent with past practice.

37.	Will Horizon continue to grant equity in 2023?

Yes, consistent with past practice, Horizon will issue equity grants in January 2023, and those grants will be communicated via the normal process.

38.	Will Horizon grant corporate and field-based bonuses and commissions in 2023?

Yes, consistent with past practice, Horizon will establish a 2023 annual cash bonus and commission program, the terms of which will be communicated via the normal process.

39.	Will Horizon provide salary increases for 2023?

Yes, consistent with past practice, Horizon will issue merit increases in 2023, and those increases will be communicated via the normal process.

40.	What happens to the 401(k) plan and my contributions at close? How about the deferred compensation plan and my contributions?

You may continue to contribute to your 401(k) account until closing. You will receive additional information regarding the 401(k) plan.

Under the terms of our Deferred Compensation Plan, any contributions to the plan will be payable shortly after closing.

41.	What happens to our health and welfare plans?

Your health and welfare benefits (such as medical and dental) will continue uninterrupted through closing. Any decisions regarding potential changes to benefits post-closing will be finalized during the integration process and will be communicated as soon as possible. Generally, however, benefits provided to you by Amgen following closing will be, in the aggregate, no less favorable than those provided to similarly situated Amgen employees.

42.	Am I eligible for COBRA (health benefits if terminated)?

For employees in the United States, information regarding COBRA can be found on the Pulse.

43.	Does this transaction constitute a change in control of Horizon?

Yes. This transaction will constitute a change in control for purposes of any company compensation or severance plans or arrangements. Employee severance information is posted on the Pulse.

44.	What happens if I am terminated following a change in control?

If you are located in the United States and terminated within 18 months following a change in control, you may be eligible for certain severance arrangements (unless terminated for cause). Employee severance agreements are posted on the Pulse.

Please see below a high-level summary of our severance arrangements with respect to a termination following a change in control. This description is provided for informational purposes only and the governing plan document will control your actual level of benefits. You may have different benefits if you are a legacy Viela Bio, Inc. employee or not based in the United States.

If you are in the United States and below the level of Vice President, you are eligible for benefits under our Employee Severance Plan and may receive the following:

Position	Severance	COBRA	Acceleration

Grades 50, 60, 65 (Director, Senior Director and Executive Director)	12 weeks base salary plus an additional 2 weeks per year of service (maximum 26 weeks)	12 weeks plus an additional 2 weeks per year of service (maximum 26 weeks)	Acceleration in full of any unvested equity awards

Grades 20, 30, 40 (Manager, Senior Manager and Associate Director)	10 weeks base salary plus an additional 2 weeks per year of service (maximum of 26 weeks)	10 weeks plus an additional 2 weeks per year of service (maximum of 26 weeks)	Acceleration in full of any unvested equity awards

Grades 14, 16, 18 (Professional)	8 weeks base salary plus an additional 2 weeks per year of service (maximum 26 weeks)	8 weeks plus an additional 2 weeks per year of service (maximum 26 weeks)	Acceleration in full of any unvested equity awards

Grades 10, 12 (Support)	6 weeks base salary plus an additional 2 weeks per year of service (maximum 26 weeks)	6 weeks plus an additional 2 weeks per year of service (maximum 26 weeks)	Acceleration in full of any unvested equity awards

45.	What happens if I resign between announcement and close?

If you resign between now and closing, your resignation will be handled consistent with our ordinary practice and you will not be eligible for certain items, including the following:

•	Severance benefits, including any applicable equity acceleration.

•	Any unvested Horizon options will terminate immediately upon your resignation and you will not receive any payment for them.

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Any vested Horizon options will remain outstanding for a period of time, typically 90 days, and will then terminate if not exercised prior to this time. If your Horizon options terminate prior to closing, they will no longer be outstanding at closing, and therefore you won’t receive a cash payment for these options.

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Any unvested Horizon RSUs will terminate immediately when you resign and will no longer be outstanding at closing so you will not receive Amgen RSUs in exchange for your Horizon RSUs. Please see Question 31 for additional information regarding Amgen RSUs and the corresponding vesting schedule.

46.	What happens if I am terminated for cause either before close or after close?

If you are terminated for cause before or after closing you won’t receive any payments or benefits. The transaction does not have any impact on a termination for cause.

47.	What happens if I am on a leave of absence when the transaction closes?

Employees on a leave of absence at closing will transfer to Amgen upon close.

NO OFFER OR SOLICITATION

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The Acquisition will be implemented by means of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the Scheme Document (or, if the Acquisition is implemented by way of a takeover offer, the applicable takeover offer document), which will contain the full terms and conditions of the Acquisition, including details of how Horizon shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or if the Acquisition is implemented by way of a takeover offer, the applicable takeover offer document).

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Acquisition, Horizon will file with the SEC a preliminary and definitive Proxy Statement (which will include the Scheme Document). The definitive Proxy Statement will be mailed to Horizon shareholders as of the record date to be established for voting at the Horizon shareholder meetings to approve the Acquisition. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF HORIZON SHARES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Horizon shareholder meetings to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the definitive Proxy Statement (including the Scheme Document).

The preliminary and definitive Proxy Statements, if and when filed, as well as Horizon’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Horizon’s website at https://ir.horizontherapeutics.com/financial-information/sec-filings. Horizon shareholders and investors will also be able to obtain, without charge, a copy of the preliminary and definitive Proxy Statements (including the Scheme Document) and other relevant documents (when available) by directing a written request to Horizon Therapeutics plc, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, or by contacting Tina Ventura, Investor Relations, via email at ir@horizontherapeutics.com.

PARTICIPANTS IN THE SOLICITATION

Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Horizon shareholders in connection with the Acquisition and any other matters to be voted on at the Horizon shareholder meetings. Information about the directors and executive officers of Horizon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Horizon’s definitive Proxy Statement on Schedule 14A for its 2022 annual general meeting of shareholders, dated and filed with the SEC on March 17, 2022. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Horizon shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the preliminary and definitive Proxy Statements (which will contain the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Horizon’s future prospects, developments and business strategies, and the Acquisition. Such forward-looking statements include, but are not limited to, statements relating to the Acquisition involving Amgen and Horizon, Horizon’s current expectations and estimates about the expected effects and anticipated benefits of the Acquisition, including Amgen’s ability to further diversify its commercial portfolio and expand its pipeline to reinforce continued long-term growth, Amgen’s ability to maximize the value of Horizon’s current portfolio and to accelerate the ability for Horizon’s medicines to reach more patients globally with increased global commercial scale and enhanced R&D and technology capabilities, the date of closing of the Acquisition, including the parties’ ability to satisfy the conditions to the consummation of the Acquisition and the other conditions set forth in the Transaction Agreement, Horizon’s business activities and strategies, Amgen’s ability to maintain and grow Horizon’s patient communities, and the integration of the businesses and the timing thereof. Horizon’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Acquisition in a timely manner or at all; the satisfaction (or waiver) of conditions to the consummation of the Acquisition, including with respect to the approval of Horizon shareholders and required regulatory approvals; potential delays in consummating the Acquisition; the ability of Horizon to timely and successfully achieve the anticipated benefits of the Acquisition; the impact of health pandemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto, the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; the effect of the announcement or pendency of the Acquisition on Horizon’s business relationships, operating results and business generally; costs related to the Acquisition; and the outcome of any legal proceedings that may be instituted against the parties or any of their respective directors or officers related to the Transaction Agreement or the Acquisition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Horizon’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Horizon’s website at https://ir.horizontherapeutics.com/financial-information/sec-filings. The forward-looking statements set out in this communication are made only as of the date hereof. Horizon assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Horizon accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Horizon (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’), that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of Horizon during the ‘offer period,’ by not later than 3:30 p.m. (E.T.) on the ‘business day’ following the date of the relevant transaction.

If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Horizon, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose ‘relevant securities’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests’ in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

ADDITIONAL INFORMATION

Certain capitalised words used in this communication and not herein defined have the meanings given to such words in the Rule 2.7 Announcement dated December 12, 2022 issued by Horizon and Amgen (the “Rule 2.7 Announcement”). The bases and sources set out in the Rule 2.7 Announcement have been used in this communication, unless otherwise stated or the context otherwise requires.

The release, publication or distribution of this communication in, into, or from, certain jurisdictions other than Ireland may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of this communication are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this communication (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland who are not resident in Ireland will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

No statement in this communication is intended to constitute a profit forecast or a quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Horizon or Amgen. No statement in this communication constitutes an asset valuation.